Exhibit 99.1

SILVER EAGLE ACQUISITION CORP. ANNOUNCES RECORD DATES FOR
SPECIAL MEETINGS RELATING TO PREVIOUSLY ANNOUNCED PROPOSED
TRANSACTION WITH VIDEOCON D2H LIMITED

Los Angeles, CA February 25, 2015 -- Silver Eagle Acquisition Corp. (OTCQB: EAGL; EAGLU; EAGLW) (the “Company”) today announced that stockholders and public warrantholders of record as of March 2, 2015 will be invited to attend the special meeting of stockholders and public warrantholders, as applicable, relating to the previously announced transaction (the “Transaction”) between the Company and Videocon d2h Limited (“Videocon d2h”). The date, time and location of the special meetings will be set and announced at a later time.

Only holders of record of the Company’s common stock at the close of business on March 2, 2015 are entitled to notice of the special meeting of stockholders and to vote and have their votes counted at the special meeting of stockholders and any adjournments or postponements of the special meeting of stockholders. However, any stockholder who holds public shares as of the date that is two business days prior to the special meeting of stockholders will be entitled to elect to have their public shares redeemed for cash in connection with the special meeting of stockholders whether or not they were holders as of the record date and whether or not such shares are voted at the special meeting. In order to properly exercise their redemption rights, holders of public shares will be required to submit their request for redemption prior to 4:30 p.m. (Eastern time) on the date that is two business days prior to the special meeting of stockholders, and to follow the procedures set forth in the Company’s definitive proxy statement/prospectus relating to the special meetings.

Only holders of record of the Company’s public warrants at the close of business on March 2, 2015 are entitled to notice of the special meeting of public warrantholders and to vote and have their votes counted at the special meeting of public warrantholders and any adjournments or postponements of the special meeting of public warrantholders.

A complete list of the Company’s stockholders and public warrantholders of record entitled to vote at the special meetings will be available for ten days before the special meetings at the Company’s principal executive offices for inspection by stockholders and warrantholders, as applicable, during ordinary business hours for any purpose germane to the special meetings.

The full agendas for each of the special meetings will be detailed in the Company’s definitive proxy statement/prospectus, which will be mailed to all stockholders and public warrantholders of record as of March 2, 2015.

Additional Information about the Transaction and Where to Find It

Videocon d2h has filed a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which includes the related preliminary proxy statement/prospectus, that is both the proxy statement to be distributed to holders of the Company’s common stock and public warrants in connection with the solicitation by the Company of proxies for the vote by the stockholders on the Transaction and the vote by the warrantholders on the proposed amendment to the warrant agreement, as well as the prospectus covering the registration of the proposed issuance of equity shares underlying american depositary shares to be issued in the Transaction. The Company will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders. The Company’s stockholders and warrantholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement, and amendments thereto, and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about Videocon d2h, the Company, the proposed transaction and the proposed warrant agreement amendment. The definitive proxy statement/prospectus will be mailed to stockholders and warrantholders of the Company as of March 2, 2015. Stockholders and warrantholders will also be able to obtain copies of the Registration Statement which includes the proxy statement/prospectus, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Silver Eagle Acquisition Corp., 1450 2nd Street, Suite 247, Santa Monica, CA 90401, Attention: James A. Graf, Chief Financial Officer.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction and the Company’s warrantholders with respect to the proposed warrant agreement amendment. A list of the names of those directors and officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC. Additional information regarding interests of such participants will be contained in the definitive proxy statement/prospectus when available.

Videocon d2h and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Silver Eagle in connection with the proposed transaction and from the warrant holders of Silver Eagle in connection with the proposed warrant amendment. A list of the names of such directors and officers and information regarding their interests in the transaction will be included in the definitive proxy statement/prospectus for the Transaction when available.

Information Concerning Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements, including without limitation with respect to the special meetings to be held in connection with the proposed Transaction and redemptions of shares in connection therewith, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements, including those under “Risk Factors” therein, and other filings with the SEC by the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT:

James A. Graf

Silver Eagle Acquisition Corp.

e. jgraf@geacq.com

m. 310-209-7280